PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated September 8, 2017)	333-220317

  13,750,000 Shares

Inuvo, Inc.

Common Stock

We are offering 13,750,000 shares of our common stock, par value $0.001 per share, in this offering. Our common stock is traded on the NYSE American under the symbol “INUV.” On July 9, 2019, the last reported sale price of our common stock was $0.36 per share.

The offering is being underwritten on a firm commitment basis. We have granted the underwriter an option to buy up to an additional 2,062,500 shares of common stock from it to cover over-allotments. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $21,810,421 based on 32,634,159 shares of outstanding common stock, of which 27,608,129 shares were held by non-affiliates, and the last reported sale price of our common stock of $0.79 per share on May 30, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Public offering price	$0.30	$4,125,000	$0.30	$4,743,750
Underwriting discounts and commissions (1)	$0.018	$247,500	$0.018	$284,625
Proceeds to us, before expenses	$0.282	$3,877,500	$0.282	$4,459,125

(1)	In addition, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page S-13 of this prospectus supplement for additional information.

We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $95,000.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about July 15, 2019.

The date of this prospectus supplement is July 11, 2019

Roth Capital Partners

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-5
USE OF PROCEEDS	S-13
DILUTION	S-13
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-13
UNDERWRITING	S-13
LEGAL MATTERS	S-17
EXPERTS	S-17
WHERE YOU CAN FIND MORE INFORMATION	S-17
INFORMATION INCORPORATED BY REFERENCE	S-17

Prospectus

ABOUT THIS PROSPECTUS	2
AVAILABLE INFORMATION	2
OUR COMPANY	3
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	3
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	6
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	7
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8
INFORMATION INCORPORATED BY REFERENCE	8
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	9

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-17 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Roth Capital Partners, LLC has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, “Inuvo”, “we”, “us” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries.

S-ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into the base prospectus and this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

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our history of losses, declining revenues and working capital deficit;
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our reliance on revenues from a limited number of customers;
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complying with the covenants and restrictions contained in our grant agreement with the State of Arkansas;
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seasonality of our business which impacts our financial results and cash availability;
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dependence on our supply partners;
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our ability to acquire traffic in a profitable manner;
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failure to keep pace with technology changes;
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impact of possible interruption in our network infrastructure;
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dependence on our key personnel;
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regulatory and legal uncertainties;
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failure to comply with privacy and data security laws and regulations;
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third party infringement claims;
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publishers who could fabricate fraudulent clicks;
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a downturn in the global economy which could adversely impact our access to credit and ability to raise capital;
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the impact of quarterly results on our stock price;
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historic difficulties in meeting financial covenants in our credit agreement; and
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dilution to our stockholders upon the exercise of outstanding stock options, restricted stock unit grants, and convertible securities.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying base prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying base prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying base prospectus, any other offering material or the documents incorporated by reference. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019; our Quarterly Reports on Form 10-Q, for the three months ended March 31, 2019, as filed with the SEC May 15, 2019, as amended on June 19, 2019.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where you can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Our Company

We are a technology company that provides data-driven platforms that can automatically identify and message online audiences for any product or service across devices, channels and formats, including video, mobile, connected TV, display, social and native. These capabilities allow our clients to engage with their customers and prospects in a manner that drives engagement from the first contact with the consumer. We facilitate over a billion marketing messages to consumers every single month and counts among its clients numerous world-renowned names in industries that have included retail, automotive, insurance, health care, technology, telecommunications and finance. We count among our many contractual relationships, three clients who collectively manage over 50% of all U.S. digital media budgets.

Our solution incorporates a proprietary form of artificial intelligence, or AI, branded the IntentKey. This sophisticated machine learning technology uses interactions with internet content as a source of information from which to predict consumer intent. The AI includes a continually updated database of over 500 million machine profiles which we utilize to deliver highly aligned online audiences to our clients. We earn revenue when consumers view or click on our client’s messages. Our business scales through account management activity with existing clients and by adding new clients through sales activity.

As part of our technology strategy, we owns a collection of websites like alot.com and earnspendlive.com, where we create content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test our technologies, while also delivering high quality consumers to clients through the interaction with proprietary content in the form of images, videos, slideshows and articles.

There are many barriers to entry to our business that would require proficiency in large scale data center management, software development, data products, analytics, artificial intelligence, integration to the internet of things, or IOT, the relationships required to execute within the IOT and the ability to process tens of billions of transactions daily. Inuvo’s intellectual property is protected by 15 issued and 8 pending patents.

Products and Services

The Inuvo Exchange is digital marketplace that allows advertisers and publishers the opportunity to buy and sell advertising space in real time. The Inuvo Exchange includes the following products and services:

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ValidClick: A software as a service and delivery platform for publishers that offers a pay-per-click solution where advertisements are targeted to consumers based on content and behaviors.
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Digital Publishing: Branded web properties like ALOT.com, earnspendlive.com, search4answers.com and many more with content developed, edited and published by Inuvo in categories like health, finance, travel, entertainment, careers, education, lifestyle and automotive. The information on the foregoing websites are not part of this prospectus supplement
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Visual Monetization Platform ("VMP"): A Supply Side Platform ("SSP") that offers publishers numerous forms of monetization both visually (images and video) and within or surrounding content.
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IntentKey: A consumer intent recognition system designed to reach highly targeted mobile and desktop In-Market audiences with precision.
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Audience Delivery Solutions: Inuvo’s audience delivery solution is a campaign management and optimization service for advertisers that uses the IntentKey and our proprietary Demand Side Platform (“DSP”).
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MYAP: A proprietary online affiliate management solution that provides advertisers with the ability to sign up, manage and track the activities of publishers through a privately-branded platform with full data transparency. Typically, each MYAP customer is supported by a customized software implementation.

Recent Developments

Preliminary Second Quarter Results-Three Months Ended June 30, 2019

We have yet to complete our normal quarterly review procedures for the three months ended June 30, 2019, and our independent registered public accounting firm has not completed its review of our results for the second quarter. Set forth below are certain preliminary estimates that we expect to report for our second quarter.  Our actual results may differ materially from these estimates due to the completion of our financing closing procedures, final adjustments and other developments that may arise between now and the time financial results for our second quarter are finalized. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, these preliminary results of operations for the three months ended June 30, 2019, are not necessarily indicative of the results to be achieved for the remainder of 2019 or any future period.

For the three months ended June 30, 2019, we expect to report revenue in the range of $13.5 to $13.7 million compared to $15.5 million and $19.0 million for the three months ended March 31, 2019 and June 30, 2018, respectively.   For the six months ended June 30, 2019, we expect to report revenue in the range of $29.0 million to $29.2 million compared to $39.5 million for the six months ended June 30, 2018. The last 14-day average daily revenue ending June 30, 2019 was approximately $170,000 per day. IntentKey revenue for the three months ended June 30, 2019 is expected to be approximately $1.8 million, up 40% over the three months ended March 31, 2019. For the six months ended June 30, 2019, revenue for our deemphasized Supply Side Platform is expected to be $1.2 million as compared to $3.7 million for the six months ended June 30, 2018. Second quarter sequential seasonal revenue decline has averaged 6% over the prior three fiscal years.

For the three months ended June 30, 2019 we expect to report gross margin of 54% compared to 57% for the three months ended March 31, 2019 and for the comparable period in 2018. The difference in year-over-year in gross margin can be attributed to the lower revenue that caused us to participate in a lower revenue share tier with our search partners.

Legal Proceedings

On November 2, 2018, Inuvo entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConversionPoint Technologies, Inc. (“ConversionPoint”), ConversionPoint Holdings, Inc., (“Parent”), CPT Merger Sub, Inc., a wholly-owned subsidiary of Parent (“CPT Merger Sub”), and CPT Cigar Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Inuvo Merger Sub”), pursuant to which, among other things, Inuvo would merge with and into Inuvo Merger Sub and become a wholly-owned subsidiary of Parent, and ConversionPoint would merge with and into CPT Merger Sub and become a wholly-owned subsidiary of Parent (collectively, the “Merger Transactions”). On June 20, 2019, the parties to the Merger Agreement terminated the Merger Agreement pursuant to an Agreement and Plan of Merger Termination Agreement. Prior to June 20, 2019, Inuvo and ConversionPoint were subject to litigation (as described below) related to the Merger Transactions.

On December 19, 2018 and December 20, 2018, respectively, Peter D’Arcy and Morris Akerman, both of whom claim to be stockholders of Inuvo, filed separate putative class action lawsuits, captioned D’Arcy v. Inuvo, Inc. et al., No. 1:18-cv-02023-UNA, in the United States District Court for the District of Delaware; and Akerman v. Inuvo, Inc. et al., No. 2:18-cv-02407, in the United States District Court for the District of Nevada. The two lawsuits each named Inuvo and the members of Inuvo’s board of directors as defendants. The D’Arcy action also named ConversionPoint and various entities created to effect the Merger Transaction as defendants.

On December 21, 2018, Domenic Spagnolo, another purported stockholder of Inuvo, filed a substantially similar lawsuit, captioned Spagnolo v. Inuvo, Inc. et al., No. 1:18-cv-12099, in the United States District Court for the Southern District of New York. This lawsuit also challenged the adequacy of disclosure under the same sections of the Exchange Act against Inuvo and its directors.

Each of the foregoing lawsuits sought, among other relief, an injunction preventing the parties from consummating the Merger Transactions, damages in the event the Merger Transactions were consummated, and an award of attorneys’ fees. In the Akerman action, following the filing of Parent’s amended S-4 Registration Statement on March 15, 2019, Plaintiff Akerman filed a stipulation of dismissal, dismissing the entire action, except with respect to a fee and expense request. In the Spagnolo action, the plaintiff withdrew his motion for preliminary injunction following Parent’s filing of its amended S-4 Registration Statement on March 15, 2019 and the court dismissed the Spagnolo action as moot.

On January 4, 2019 and January 8, 2019, respectively, two more purported stockholders of Inuvo, Adam Franchi and Les Thomas, commenced substantially similar putative class action lawsuits under Nevada state law, captioned Franchi v. Inuvo, Inc. et al., No. A-19-787021-C and Thomas v. Inuvo, Inc. et al., No. T19-57, in the District Court of the State of Nevada in the County of Clark. These complaints named Inuvo and the members of Inuvo’s board of directors as defendants. The Franchi action also named ConversionPoint and various entities created to effect the Merger Transactions as defendants. Both complaints sought an injunction preventing the parties from consummating the Merger Transactions, damages in the event the Merger Transactions were consummated and an award of attorneys’ fees. Following the filing of Parent’s amended S-4 Registration Statement on March 15, 2019, Plaintiff Thomas filed a stipulation of dismissal, dismissing the action. On April 11, 2019, Plaintiff Franchi filed a notice of voluntary dismissal.

On June 20, 2019, Inuvo entered into a certain Confidential Settlement Agreement resolving outstanding litigation (including attorneys’ fees claims) against Inuvo and ConversionPoint so long as Inuvo pays a settlement fee by September 30, 2019. Should Inuvo not pay the settlement fee on or before September 30, 2019, the plaintiffs may pursue claims for attorneys’ fees against Inuvo.

Additional Information

See our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019; our Quarterly Reports on Form 10-Q, for the three months ended March 31, 2019, as filed with the SEC May 15, 2019, as amended on June 19, 2019.

Risk Factors

An investment in our common stock involves risk. Before deciding whether to enroll and participate in this offering, you should carefully consider the risk factors beginning on page S-5 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Corporate information

We are incorporated in Nevada. Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72210, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. Except as specifically set forth herein, the information which appears on our website at www.inuvo.com is not part of the prospectus or this prospectus supplement.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Inuvo, Inc.

Common stock offered by us	13,750,000 shares at a purchase price of $0.30 per share.

Option to purchase additional shares
We have granted the underwriter an over-allotment option for a period of thirty (30) days to purchase up to an aggregate of 2,062,500 additional shares of common stock at a purchase price of $0.30 per share to cover over-allotments, if any, of the shares offered by this prospectus supplement. See “Underwriting” on page S-13.

Common stock outstanding prior to the offering	32,634,159

Common stock to be outstanding after this offering	46,384,159 shares, or 48,446,659 shares if the over-allotment option is exercised in full.

Trading symbol	INUV

Use of proceeds	We intend to use the net proceeds from the offering for general corporate purposes, including working capital and investment in our IntentKeyTM technology. See “Use of Proceeds.”

Risk factors
This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement beginning on page S-5 and the accompanying base prospectus beginning on page 5 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding after this offering excludes the following as of July 10, 2019:

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28,246 shares issuable upon the exercise of outstanding stock options;
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1,366,517 shares issuable upon the vesting of granted restricted stock units;
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2,064,988 shares reserved for future issuances under our equity compensation plans; and
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3,000,000 shares required to be reserved for future issuance in accordance with the terms and conditions of the $1,440,000 Original Issue Discount Unsecured Subordinated Convertible Notes due September 1, 2020 (the “Convertible Notes”); provided, however, that the Convertible Notes may be convertible into a greater or lesser number of shares depending on the then current conversion price of the Convertible Notes and the amount to be converted.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying base prospectus, as updated by annual, quarterly and other reports and documents that we file, or we are deemed to have filed, with the SEC and incorporate by reference into this prospectus supplement or the accompanying base prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our common stock. As a result, you could lose all or part of your investment.

Risks Related to this Offering of Securities

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways which increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

If we are not able to comply with the applicable continued listing requirements or standards of the NYSE American, NYSE Regulation could delist our common stock.

Our common stock is currently listed on the NYSE American. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these NYSE American requirements, our common stock will be delisted from the NYSE American. In that event, and if our common stock is not then eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTCPink. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on an exchange.

Investors will incur immediate and substantial dilution as a result of this offering.

Investors purchasing securities in this offering will incur immediate and substantial dilution in net tangible book value per share. Based on the per share common stock offering price of $0.30, purchasers of the shares will effectively incur dilution of approximately $0.27 per share in the net tangible book value of their purchased shares of common stock, or approximately 10% at the offering price of the shares. In addition, purchasers of the shares in this offering will have contributed approximately 2.6% of the aggregate price paid by all purchasers of our common stock and will own approximately 29.6% of our common stock outstanding after this offering. Furthermore, you may experience further dilution to the extent that shares of our common stock are issued upon the exercise of outstanding stock options, unvested restricted stock units, or the conversion of the Convertible Notes. See “Dilution.”

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We have never paid a dividend on our common stock. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 500,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our shares of common stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

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our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;
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technical difficulties or interruptions in our services;
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changes in privacy protection and other governmental regulations applicable to our industry;
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changes in our pricing policies or the pricing policies of our competitors;
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the financial condition and business success of our distribution partners;
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purchasing and budgeting cycles of our distribution partners;
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acquisitions of businesses and products by us or our competitors;
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competition, including entry into the market by new competitors or new offerings by existing competitors;
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discounts offered to advertisers by upstream advertising networks;
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our history of litigation;
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our ability to hire, train and retain sufficient sales, client management and other personnel;
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timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;
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concentration of marketing expenses for activities such as trade shows and advertising campaigns;
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expenses related to any new or expanded data centers; and
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general economic and financial market conditions.

Significant dilution will occur if outstanding options are exercised, restricted stock unit grants vest, or convertible notes are converted.

As of July 10, 2019, we had stock options outstanding to purchase a total of 28,246 shares and 1,366,517 restricted stock units outstanding. If outstanding stock options are exercised or restricted stock units vest, dilution will occur to our stockholders, which may be significant. In addition, we have $1,440,000 of Convertible Notes, that have an initial conversion price of $1.08 per share (such price, referred to as the initial conversion price), which, if converted as such price, would make the Convertible Notes convertible into 1,333,333 unregistered shares of Inuvo common stock. The initial conversion price is subject to downward adjustment to $0.44 per share if we are in default under the Convertible Notes. In addition, if, at any time, for so long as the Convertible Notes remain outstanding, we sell or grant any option to purchase shares of common stock, including pursuant to this offering, at an effective price per share that is lower than the initial conversion price (such price, referred to as the base conversion price), then, subject to our right to repay the Convertible Notes, the initial conversion price will immediately be reduced to such base conversion price, which base conversion price may not be lower than $0.23 per share. If the Convertible Notes are converted at a per share price of $0.30, then the holders of the Convertible Notes shall receive 4,800,000 shares of our common stock. As of July 11, 2019, the holders of the convertible notes have not elected to convert their convertible notes into shares of our common stock.

Our insiders and affiliated parties beneficially own a significant portion of our stock.

As of the date of this prospectus supplement, our executive officers, directors, and affiliated parties beneficially own approximately 15.4% of our common stock. As a result, our executive officers, directors and affiliated parties will have significant influence to:

Elect or defeat the election of our directors;

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Elect or defeat the election of our directors;
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Amend or prevent amendment of our articles of incorporation, as amended, or by-laws;
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Effect or prevent a merger, sale of assets or other corporate transaction; and
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Affect the outcome of any other matter submitted to the stockholders for vote.

In addition, any sale of a significant amount of our common stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our common stock.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell our shares at or above the price at which you acquired them.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

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Variations in our revenues and operating expenses;
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Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;
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Market conditions in our industry, the industries of our customers and the economy as a whole;
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Actual or expected changes in our growth rates or our competitors’ growth rates;
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Developments in the financial markets and worldwide or regional economies;
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Announcements of innovations or new products or services by us or our competitors;
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Announcements by the government relating to regulations that govern our industry;
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Sales of our common stock or other securities by us or in the open market; and
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Changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

In making your investment decision, you should understand that we and the underwriter have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the underwriter have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NYSE American, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus supplement and the accompanying base prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

An active, liquid trading market for our common stock may not develop, which may cause our common stock to trade at a discount from the initial offering price and make it difficult for you to sell the common stock you purchase.

Our common stock is currently listed on the NYSE American. However, there can be no assurance that there will be an active market for our common stock either now or in the future. If an active and liquid trading market does not develop or if developed cannot be sustained, you may have difficulty selling any of our common stock that you purchase. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all.

Risks Related to our Business

We rely on two customers for a significant portion of our revenues.

We are reliant upon Yahoo! and Google for most of our revenue. During the first quarter of 2019, Yahoo! accounted for 73.6% and Google accounted for 11.7% of our revenues, respectively, and during the same period in 2018, 70.5% and 9.5%, respectively. The amount of revenue we receive from these customers is dependent on a number of factors outside of our control, including the amount they charge for advertisements, the depth of advertisements available from them, and their ability to display relevant ads in response to end-user queries.

We would likely experience a significant decline in revenue and our business operations could be significantly harmed if these customers do not approve our new websites and applications, or if we violate their guidelines or they change their guidelines. In addition, if any of these preceding circumstances were to occur, we may not be able to find a suitable alternate paid search results provider or otherwise replace the lost revenues. The loss of any of these customers or a material change in the revenue or gross profit they generate would have a material adverse impact on our business, results of operations and financial condition in future periods.

Failure to comply with the covenants and restrictions in our credit facility could impact our ability to access capital as needed.

We have a credit facility with Western Alliance Bank, the parent company of Bridge Bank, N.A. its original lender, expired in October 2018. Effective October 11, 2018, we entered into a new agreement with Western Alliance Bank which superseded the expiring facility. The new agreement may be terminated by either party at any time and has a sub-limit provision that expired on April 30, 2019. On April 30, 2019, Western Alliance Bank agreed to extend the $2.5 million sub-limit provision of uninvoiced eligible receivables until May 31, 2019.  Effective May 31, 2019, Western Alliance agreed to continue to finance unbilled receivables after May 31, 2019 in its discretion and may terminate financing of unbilled receivables upon written notice to us.  While we believe that we will be able to renew with substantially similar terms and conditions, there are no assurances that we will be able to renew. In that event, our liquidity in future periods would be materially adversely impacted. In addition, the credit facility contains a number of covenants that requires us to, among other things:

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pay of fees to the lender associated with the credit facility;
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maintain Inuvo’s corporate existence in good standing;
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grant the lender a security interest in our assets;
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provide financial information to the lender; and
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refrain from any transfer of any of our business or property, subject to customary exceptions

A breach in our covenants could result in a default under the credit facility, and in such event Western Alliance Bank could elect to declare all borrowings outstanding, if any, to be due and payable. If this occurs and we have outstanding obligations and are not able to repay, Western Alliance Bank could require us to apply all of our available cash to repay the debt amounts and could then proceed against the underlying collateral. Should this occur, we cannot assure you that our assets would be sufficient to repay our debt in full, that we would be able to borrow sufficient funds to refinance the debt, or that we would be able to obtain a waiver to cure any such default. In such an event, our ability to conduct our business as it is currently conducted would be in jeopardy.

We have a history of losses, and our revenues declined in 2018 from 2017 and we cannot anticipate with any degree of certainty what our revenues will be in future periods. Our working capital deficit has increased substantially at December 31, 2018 as compared to December 31, 2017.

We reported a net loss of approximately $5.9 million in 2018 as compared to a net loss of approximately $3.1 million in 2017. At December 31, 2018, we had a cash balance of approximately $229,000 and a working capital deficit of approximately $6.9 million as compared to a cash balance of approximately $4.1 million and a working capital deficit of approximately $6.2 million at December 31, 2017. As described elsewhere in this report, our industry is currently in a consolidation phase and our strategic decisions to discontinue certain non-strategic technologies in response to our changing industry involved the short- term loss of revenue and margin in anticipation of future growth and margins starting in 2019. We estimate that the revenue loss associated with this decision was $7.2 million in 2018. Since our credit facility is dependent upon receivables, and we do not know when, if ever, that our revenues will return to historic levels or if we will be able to replace those lost revenues with revenues from other sources, the combination of lower credit availability and recent negative cash flows generated from operating activities introduces potential risk of losing operation without interruption.

Failure to comply with the covenants and restrictions in our grant agreement with the State of Arkansas could result in the repayment of a portion of the grant, which we may not be able to repay or finance on favorable terms.

In January 2013, we entered into an agreement with the State of Arkansas whereby we were granted $1,750,000 for the relocation of the Company to Arkansas and for the purchase of equipment. The grant was contingent upon us having at least 50 full-time equivalent permanent positions within four years, maintaining at least 50 full-time equivalent permanent positions for the following six years and paying those positions an average total compensation of $90,000 per year. As of June 30, 2019, we had 35 full- time employees located in Arkansas. Failure to meet the requirements of the grant after the initial four-year period, may require us to repay a portion of the grant, up to but not to exceed the full amount of the grant. At June 30, 2019, we accrued a contingent liability of $50,000 for the lower than required employment. Should the lower than required employment continue, we cannot assure you that our assets would be sufficient to repay our grant in full, we would be able to borrow sufficient funds to refinance the grant, or that we would be able to obtain a waiver to cure any such default. In such an event, our ability to conduct our business as it is currently conducted would be in jeopardy.

Our business is seasonal and our financial results may vary significantly from period to period.

Our future results of operations may vary significantly from quarter to quarter and year to year because of numerous factors, including seasonality. Historically, in the later part of the fourth quarter and the earlier part of the first quarter we experience lower Revenue Per Click (“RPC”) due to a decline in demand for inventory on website and app space and the recalibrating of advertiser’s marketing budgets after the holiday selling season. If we are not able to appropriately adjust to seasonal or other factors, it could have a material adverse effect on our financial results.

We are dependent upon relationships with and the success of our supply partners.

Our supply partners are very important to our success. We must recruit and maintain partners who are able to drive traffic successfully to their websites and mobile applications, resulting in clicks on advertisements we have delivered. These partners may experience difficulty in attracting and maintaining users for a number of reasons, including competition, rapidly changing markets and technology, industry consolidation and changing consumer preferences. Further, we may not be able to further develop and maintain relationships with distribution partners. They may be able to make their own deals directly with advertisers, may view us as competitors or may find our competitors offerings more desirable. Any of these potential events could have a material adverse effect on our business, financial position and results of operations.

The success of our owned sites is dependent on our ability to acquire traffic in a profitable manner.

Our ALOT-branded websites are dependent on our ability to attract traffic in a profitable manner. We use a predictive model to calculate the rate of return for marketing campaigns, which includes estimates and assumptions. If these estimates and assumptions are not accurate, we may not be able to effectively manage our marketing decisions and could acquire traffic in an unprofitable manner. In addition, we may not be able to maintain and grow our traffic for a number of reasons, including, but not limited to, acceptance of our websites by consumers, the availability of advertising to promote our websites, competition, and sufficiency of capital to purchase advertising. We advertise on search engine websites to drive traffic to our owned and operated websites. Our keyword advertising is done primarily with Google and Facebook, but also with Yahoo! and Bing. If we are unable to maintain and grow traffic to our sites in a profitable manner, it could have a material adverse effect on our business, financial condition, and results of operations.

Our business must keep pace with rapid technological change to remain competitive.

Our business operates in a market characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, enhancements, and changing customer demands. We must adapt to rapidly changing technologies and industry standards and continually improve the speed, performance, features, ease of use and reliability of our services. This includes making our products and services compatible and maintaining compatibility with multiple operating systems, desktop and mobile devices, and evolving network infrastructure. If we fail to do this, our results of operations and financial position could be adversely affected.

Our services may be interrupted if we experience problems with our network infrastructure.

The performance of our network infrastructure is critical to our business and reputation. Because our services are delivered solely through the internet, our network infrastructure could be disrupted by a number of factors, including, but not limited to:

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unexpected increases in usage of our services;
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computer viruses and other security issues;
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interruption or other loss of connectivity provided by third-party internet service providers;
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natural disasters or other catastrophic events; and
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server failures or other hardware problems.

While we have data centers in multiple, geographically dispersed locations and active back-up and disaster recovery plans, we cannot assure you that serious interruptions will not occur in the future. If our services were to be interrupted, it could cause loss of users, customers and business partners, which could have a material adverse effect on our results of operations and financial position.

We depend on key personnel, the loss of whom could harm our business.

Our success depends in part on the retention of personnel critical to our business operations. Loss of key personnel may result in disruption of operations, loss of key business relationships or expertise, additional recruiting and training costs, and diminished anticipated benefits of acquisitions. Our future success is substantially dependent on the continued service of our key senior management. We have experienced difficulty from time to time in attracting or retaining the personnel necessary to support the growth of our business, and we may experience similar difficulties in the future.

Regulatory and legal uncertainties could harm our business.

While there are currently relatively few laws or regulations directly applicable to internet-based commerce or commercial search activity, there is increasing awareness of such activity and interest from state and federal lawmakers in regulating these services. New regulation of activities in which we are involved or the extension of existing laws and regulations to internet-based services could have a material adverse effect on our business, results of operations and financial position.

Failure to comply with federal, state and international privacy and data security laws and regulations, or the expansion of current or the enactment of new privacy and data security laws or regulations, could adversely affect our business.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices, and internationally the European Union’s new General Data Protection Regulation (GDPR) went into effect in May 2018. We have posted privacy policies and practices concerning the collection, use and disclosure of subscriber data on our websites and applications. The existing and soon to be enacted privacy and data security related laws and regulations are evolving and subject to potentially differing interpretations. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, FTC requirements or orders or other federal, state or international privacy or consumer protection-related laws, including the GDPR, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business.

We may face third party intellectual property infringement claims that could be costly to defend and result in the loss of significant rights.

From time to time third parties have asserted infringement claims against us including copyright, trademark and patent infringement, among other things. While we believe that we have defenses to these types of claims under appropriate trademark laws, we may not prevail in our defenses to any intellectual property infringement claims. In addition, we may not be adequately insured for any judgments awarded in connection with any litigation. Any such claims and resulting litigation could subject us to significant liability for damages or result in the invalidation of our proprietary rights, which would have a material adverse effect on our business, financial condition, and results of operations. Even if we were to prevail, these claims could be time-consuming, expensive to defend, and could result in the diversion of management's time and attention.

We are subject to risks from publishers who could fabricate clicks either manually or technologically.

Our business involves the establishment of relationships with website owners and publishers. In exchange for their consumer traffic, we provide an advertising placement service and share a portion of the revenue we collect with that website publisher. Although we have click fraud detection software in place, we cannot guarantee that we will identify all fraudulent clicks or be able to recover funds distributed for fabricated clicks. This risk could materially impact our ability to borrow, our cash flow and the stability of our business.

A downturn or uncertainty in global economic conditions may have a significant negative effect on our access to credit and our ability to raise capital and may impact our business, operating results or financial condition.

A future downturn or uncertainty in global economic conditions, may result in significant reductions in, and heightened credit quality standards for, available capital and liquidity from banks and other providers of credit and substantial reductions and/or fluctuations in equity and currency values worldwide, which may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all. Moreover, deteriorated economic conditions, or the threat of a prolonged recessionary period, may cause disruptions and volatility in global financial markets, increased rates of default and bankruptcy and have a negative impact on the levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results or financial condition in a number of ways. For example, current or potential customers, such as advertisers, may delay or decrease spending with us or may not pay us or may delay paying us for previously performed services. In addition, if consumer spending decreases, this may result in fewer clicks on our advertisers’ ads displayed on our or our partner websites.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

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our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;
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technical difficulties or interruptions in our services;
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changes in privacy protection and other governmental regulations applicable to our industry;
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changes in our pricing policies or the pricing policies of our competitors;
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the financial condition and business success of our distribution partners;
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purchasing and budgeting cycles of our distribution partners;
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acquisitions of businesses and products by us or our competitors;
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competition, including entry into the market by new competitors or new offerings by existing competitors;
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discounts offered to advertisers by upstream advertising networks;
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our history of litigation;
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our ability to hire, train and retain sufficient sales, client management and other personnel;
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timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;
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concentration of marketing expenses for activities such as trade shows and advertising campaigns;
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expenses related to any new or expanded data centers; and
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general economic and financial market conditions.

If we do not comply with the terms of a certain Confidential Settlement Agreement resolving outstanding litigation including attorneys’ fees claim against us, plaintiffs may pursue claims for attorneys’ fees against us.

On June 20, 2019, Inuvo entered into a certain Confidential Settlement Agreement resolving outstanding litigation (including attorneys’ fees claims) against Inuvo conditioned on Inuvo paying a settlement fee by September 30, 2019. The litigation was related to certain claims made in connection with Inuvo’s Agreement and Plan of Merger (or Merger Agreement) with ConversionPoint Technologies, Inc., ConversionPoint Holdings, Inc., CPT Merger Sub, Inc., and CPT Cigar Merger Sub, Inc., which Merger Agreement was terminated by the parties thereto. If Inuvo fails to pay the settlement fee by September 30, 2019, the plaintiffs involved in the litigation could pursue attorneys’ fees claims against us, which could adversely affect our results of operation and financial position.

USE OF PROCEEDS

We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement. We intend to use the net proceeds from the sale of our shares of common stock for general corporate purposes, including working capital and investment in our IntentKeyTM technology.

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per shares and the as adjusted net book value per share of our common stock upon closing of this offering. Our historical net book value as of March 31, 2019, was $8,668,293, or approximately $0.27 per share of outstanding common stock, based on 32,567,321 shares of common stock outstanding as of March 31, 2019. Net book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

After giving effect to the sale of 13,750,000 shares of our common stock at the offering price of $0.30 share to this offering, our as adjusted net book value as of March 31, 2019 would have been approximately $12.5 million, or approximately $0.27 per share of outstanding common stock. This amount represents net book value of $0.27 per share of our common stock to our existing stockholders and an immediate dilution of $0.03 per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

Public offering price per share		$0.30
Net book value per share as of March 31, 2019	$0.27
Increase in net book value per share attributable to new investors in this offering	$0.00

Adjusted net book value per share as of March 31, 2019		$0.27
Dilution per share to new investors		$0.03

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering.

The foregoing table excludes the following as of July 10, 2019:

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28,246 shares issuable upon the exercise of outstanding stock options;
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1,366,517 shares issuable upon the vesting of granted restricted stock units;
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2,064,988 shares reserved for future issuances under our equity compensation plans; and
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3,000,000 shares required to be reserved for future issuance in accordance with the terms and conditions of the Convertible Notes;
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provided, however that the Convertible Notes may be convertible into a greater or lesser number of shares depending on the then current conversion proce of the Convertible Notes and the amount to be converted.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 15,812,500 shares of our common stock. On June 19, 2019, we amended our Articles of Incorporation to increase the authorized share amount of the Company from 40,000,000 to 60,000,000 shares of common stock. The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying base prospectus.

UNDERWRITING

We have entered into an underwriting agreement with the Roth Capital Partners, LLC as the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, shares of our common stock. Our common stock trades on the NYSE American under the symbol ‘‘INUV.’’

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the number of shares of common stock set forth below:

Underwriter	Number of Shares
Roth Capital Partners, LLC	13,750,000
Total	13,750,000

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement and the accompanying base prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriter an option to buy up to an additional 2,062,500 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriter may only exercise the option once.

Discounts, Commissions and Expenses

The underwriter proposes to offer to the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.009 per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriter’s commissions and discounts will be six percent (6%)% of the gross proceeds of this offering, or $0.018 per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse Roth Capital Partners at closing for its expenses, including legal fees, incurred by it in connection with the offering up to a maximum of $45,000.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriter):

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Public offering price	$0.30	$0.30	$4,125,000	$4,743,750
Underwriting discounts and commissions paid by us	$0.018	$0.018	$247,500	$284,625

Right of First Refusal

From the date hereof until August 3, 2019, if we or any of our subsidiaries raises funds by means of a public offering or a private placement of equity securities using an underwriter or placement agent, then the underwriter shall have an irrevocable right of first refusal to participate as sole book running and/or sole placement agent with respect to any such transaction with underwriting fees or placement agent fees equivalent to at least thirty-five percent (35%) of the aggregate fees paid to the underwriter or placement agent for such transaction.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of Roth Capital Partners for a period of ninety (90) days following the date of this prospectus supplement (the "Lock-up Period"). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants and the vesting of restricted stock awards or units and (iii) the issuance of employee stock options not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans or as new employee inducement grants.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract or agree to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of Roth Capital Partners, for a period of 90 days from the closing date of this offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers of securities to immediate family members (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree to be bound by these restrictions and (ii) transfers of securities to one or more trusts for bona fide estate planning purposes. Each officer and director shall be immediately and automatically released from all restrictions and obligations under the lock up agreement in the event that he or she ceases to be a director or officer of our company and has no further reporting obligations under Section 16 of the Exchange Act.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●
Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
●
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
●
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying base prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a "Relevant Member State") an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)            to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)            to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c)            in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying base prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying base prospectus are directed at, and this prospectus supplement and the accompanying base prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying base prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying base prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying base prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriter has represented, warranted and agreed that:

(a)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)            it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

NYSE American listing

The shares of our common stock are listed on NYSE American under the symbol “INUV.”

Transfer Agent

Our transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

LEGAL MATTERS

Pearlman Law Group LLP, Ft. Lauderdale, Florida, will provide us with an opinion as to certain legal matters in connection with the shares of common stock offered hereby. Sullivan & Worcester LLP, New York, NY is representing the underwriter.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our website address is www.inuvo.com and information on our corporate website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of securities covered by this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2018 as filed on March 15, 2019;

●	our Quarterly Reports on Form 10-Q, for the period ending March 31, 2019 as filed on May 15, 2019, as amended on June 19, 2019;

●
our Current Reports on Form 8-K filed January 14, 2019, January 28, 2019, February 6, 2019, February 19, 2019; March 5, 2019, as amended on March 5, 2019, March 18, 2019, April 10, 2019, April 15, 2019, April 26, 2019, May 6, 2019, May 9, 2019, June 12, 2019, June 21, 2019, and July 11, 2019.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Inuvo, Inc., 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying base prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

PROSPECTUS

$15,000,000
Inuvo, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $15,000,000. When we decide to sell particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE American under the symbol “INUV.” The last reported sale price of our common stock on August 29, 2017 was $1.03 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $27,366,115 based on 28,643,960 shares of common stock outstanding, of which 24,005,364 shares are held by non-affiliates, and a per share value of $1.14 based on the closing price of our common stock on the NYSE American on July 28, 2017. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 6. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $15,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “Inuvo”, “we”, “us” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries. Additionally, when used herein, "2016" refers to the year ended December 31, 2016, "2015" refers to the year ended December 31, 2015, and "2017" refers to the year ending December 31, 2017.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;

●	obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

●	obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our Internet address is www.inuvo.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We develop technology that connects advertisers with consumers through interactions with Inuvo ad-units on websites and apps across devices. The Inuvo MarketPlace provides the means to interact with tens of thousands of advertisers (Demand) and tens of thousands of online publishers (Supply). We interact with Demand/Supply constituents directly and indirectly. We serve ads within content, video and images. We target ads to consumers using our proprietary ConceptGraph machine learning technology that includes a database of 800 million machine profiles. We earn revenue when consumers view and click on our ads. We touch 90% of all US households weekly. Our business scales as we add Demand and Supply relationships with many barriers to entry including the ability to process hundreds of thousands of transactions per second.

Intellectual property is protected by eleven issued and eight pending patents. We count among our many contractual relationships, three clients who collectively manage over 50% of all US digital advertising budgets. Included within our Supply portfolio is a collection of owned websites such as alot.com and earnspendlive.com where we create content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test ad-tech, while also delivering high quality consumers to advertisers through interaction with proprietary content in the form of images, videos, slideshows and the written word.

We are focused on growth and expect to generate a positive cash flow for the long term. We expect to continue to make strategic investments principally in these areas: marketing technology that helps drive traffic to our owned websites; ad-units that perform better for publishers; demand technology that optimizes advertiser choices; supply technology that optimizes publisher yield; and audience targeting technology that improves the alignment of advertising with consumer and yield.

Corporate information

We were incorporated under the laws of the State of Nevada in October 1987 under the name North Star Petroleum, Inc. In May 1990, we changed our name to Gemstar Enterprises, Inc. In October 1998 we changed our name to CGI Holding Corp. In March 2006 we changed our name to Think Partnership Inc. and in September 2008 we changed our name to Kowabunga! Inc. Lastly, in July 2009 we changed our name to Inuvo, Inc.

Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201. Our telephone number at this location is (501) 205-8508. The information which appears on our website at www.inuvo.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act". These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology. These factors include, but are not limited to our:

●	material dependence on our relationships with Yahoo! and Google;

●	dependence on relationships with distribution partners, and on the introduction of new products and services, which require significant investment;

●	dependence on our financing arrangements with Western Alliance Bank, which is collateralized by our assets;

●	dependence on our ability to effectively market and attract traffic;

●	need to keep pace with technology changes;

●	fluctuations of quarterly financial results and the trading price of our common stock;

●	vulnerability to interruptions of services;

●	dependence on key personnel;

●	vulnerability to regulatory and legal uncertainties and our ability to comply with applicable laws and regulations;

●	need to protect our intellectual property;

●	vulnerability to publishers who could fabricate clicks;

●	vulnerability to a downturn and to uncertainty in global economic conditions;

●	integration of our recent NetSeer asset acquisition;

●	requirement to adhere to the covenants and restrictions in our grant agreement with the state of Arkansas;

●	the dilutive impact to our stockholders from outstanding restricted stock grants, warrants and options; and

●	the seasonality of our business.

These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on February 16, 2017.

Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Inuvo and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, 500,000 shares of preferred stock, par value $0.001 per share. The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation for the actual terms of our capital stock.

Common stock

As of August 24, 2017 there were 28,643,960 outstanding shares of our common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Transfer agent

Our transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement. The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities in one or more of the following ways from time to time:

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to Inuvo from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

●	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

●
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; or

●
a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE American, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Inuvo will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Inuvo to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Inuvo to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the NYSE American, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 200 South Andrews Avenue, Suite 901, Fort Lauderdale, FL 33301.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2016 and 2015 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2016 filed February 16, 2017;

●	Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed August 8, 2017; and

●	Current Reports on Form 8-K (including 8-K/A) as filed on February 27, 2017, March 30, 2017, April 17, 2017, June 7, 2017 and June 19, 2017.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Inuvo, Inc., 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

●	a breach of the director's duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

●	a transaction from which our director received an improper benefit; or

●	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provide that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TABLE OF CONTENTS

	Page

About this Prospectus	2
Available Information	2	$15,000,000
Our Company	3
Cautionary Statements Regarding Forward-Looking Information	3
Risks Factors	4
Use of Proceeds	5
Description of Capital Stock	5
Description of Warrants	6	COMMON STOCK, PREFERRED STOCK,
Material Federal Income Tax Consequences	7	WARRANTS OR UNITS
Plan of Distribution	7
Legal Matters	8	PROSPECTUS
Experts	8
Information Incorporated By Reference	8	September 8, 2017
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	9